Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2020 RESULTS

–	26 Properties Resume Operations Since Mid-May
–	Midwest & South, Las Vegas Locals Segments Each Deliver Adjusted EBITDAR Growth, Significant Margin Improvement Since Reopening
–	Launch of Stardust Social Casino Advances Company's iGaming Strategy

LAS VEGAS - JULY 28, 2020 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2020.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Across the country, our team members did a tremendous job getting our properties back open quickly and safely over the final six weeks of the quarter.  And since reopening began, we are off to an excellent start.  On a comparable basis at our reopened properties, we achieved Companywide EBITDAR growth and significant margin improvement while complying with state-regulated reductions in gaming capacity.  During the reopening period, our Midwest & South properties posted double-digit EBITDAR gains, while our Las Vegas Locals properties also improved EBITDAR performance versus prior year. While overall visitation and revenues are down, spend per visit is robust, and we have successfully streamlined operating and marketing expenses to drive margin gains of more than 1,000 basis points in both the Midwest & South and Las Vegas Locals segments.  These positive operating trends are continuing into July, giving us confidence that we can sustain increased efficiencies in our operating model.”

Smith continued: “We are also making great progress positioning our Company for the digital future of our industry.  With the recent launch of our Stardust Social Casino mobile app, we established our first interactive gaming presence under the Stardust brand.  We also continued to expand our strategic partnership with FanDuel Group as we introduced an online casino product in the state of Pennsylvania.  With our industry-leading strategic partner and the iconic Stardust brand, Boyd Gaming is in an excellent position to capitalize on the compelling growth opportunity presented by interactive gaming and mobile sports betting.”

Due to impacts of the COVID-19 pandemic, Boyd Gaming reported second-quarter 2020 revenues of $209.9 million, compared to $846.1 million in the second quarter of 2019. The Company recorded a net loss of $108.5 million, or $0.96 per share, for the second quarter of 2020, compared to net income of $48.5 million, or $0.43 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $16.1 million in the second quarter of 2020, compared to $232.6 million in the second quarter of 2019. Adjusted Earnings(1) for the second quarter of 2020 reflect a loss of $110.5 million, or $0.98 per share, compared to Adjusted Earnings of $52.5 million, or $0.46 per share, for the same period in 2019.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

During the period from March 18 through May 19, 2020, all 29 of the Company’s properties nationwide were closed under state and local orders aimed at mitigating the spread of COVID-19.  The Company resumed operations at 26 properties on the following dates.(2)

■	May 20: Delta Downs, Evangeline Downs, Treasure Chest
■	May 21: IP Casino Resort Spa, Sam’s Town Tunica
■	May 23: Kansas Star
■	May 27: Sam’s Town Shreveport, Amelia Belle
■	June 1: Ameristar St. Charles, Ameristar Kansas City, Diamond Jo Dubuque, Diamond Jo Worth
■	June 4: The Orleans, Gold Coast, Suncoast, Aliante, Cannery, Sam’s Town, Jokers Wild, California, Fremont
■	June 15: Blue Chip, Belterra Casino Resort
■	June 19: Belterra Park
■	June 26: Valley Forge
■	July 1: Par-A-Dice

The following comparisons reflect operating trends for the period from the reopening date of each property through June 30, 2020, as compared to the corresponding period of the prior year.  All properties operated under significantly reduced capacity in compliance with local and state restrictions.

Combined revenues for the 16 reopened Midwest & South segment properties were down 18% from the comparable prior-year period, while combined Adjusted EBITDAR rose 16% and operating margins increased more than 1,200 basis points. The seven Las Vegas Locals properties that reopened on June 4, 2020, reported a combined revenue decrease of 28% from the prior year, while combined Adjusted EBITDAR grew 1% and operating margins increased nearly 1,300 basis points.  The Company’s two reopened Downtown Las Vegas segment properties reported a combined revenue decline of 60% from the prior year while combined Adjusted EBITDAR for the reopening period was breakeven, reflecting the impact of reduced visitation to Las Vegas as well as lower business volumes from the Company’s Hawaiian customer base.

Segment results for the second quarter and year-to-date periods ended June 30, 2020, are presented in the financial tables accompanying this release.

(2)	As of July 28, 2020, Eastside Cannery, Eldorado and Main Street Station remain closed to the public.

Balance Sheet Update

As of June 30, 2020, Boyd Gaming had cash on hand of $1.31 billion, and total debt of $4.98 billion. Cash and debt balances reflect the Company’s issuance of $600 million of 8.625% senior notes due 2025 on May 21, 2020, as well as $670 million drawn from the Company's revolving credit facilities on March 16, 2020.

Conference Call Information

Boyd Gaming will host a conference call to discuss second-quarter 2020 results today, July 28, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 6244842. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/35870.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, July 28, beginning at 7:00 p.m. Eastern and continuing through Tuesday, August 4 at 11:59 p.m. Eastern. The conference number for the replay will be 10146576. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues
Gaming	$185,111	$633,659	$694,876	$1,253,912
Food & beverage	10,661	112,047	100,545	223,137
Room	6,918	61,097	53,645	118,341
Other	7,169	39,329	41,318	78,030
Total revenues	209,859	846,132	890,384	1,673,420
Operating costs and expenses
Gaming	76,761	282,593	315,461	559,209
Food & beverage	16,745	103,477	106,584	205,628
Room	5,097	27,799	28,082	54,681
Other	2,169	24,748	23,616	48,628
Selling, general and administrative	60,268	116,701	173,698	232,112
Master lease rent expense (a)	25,413	24,431	50,078	48,393
Maintenance and utilities	21,654	39,707	54,800	77,807
Depreciation and amortization	69,213	68,051	136,178	135,304
Corporate expense	13,963	26,913	38,921	58,090
Project development, preopening and writedowns	3,825	4,915	7,333	8,946
Impairment of assets	—	—	171,100	—
Other operating items, net	1,099	105	8,642	304
Total operating costs and expenses	296,207	719,440	1,114,493	1,429,102
Operating income (loss)	(86,348)	126,692	(224,109)	244,318
Other expense (income)
Interest income	(569)	(816)	(1,008)	(922)
Interest expense, net of amounts capitalized	59,208	61,233	111,053	122,563
Loss on early extinguishments and modifications of debt	412	508	587	508
Other, net	115	(455)	(229)	(340)
Total other expense, net	59,166	60,470	110,403	121,809
Income (loss) before income taxes	(145,514)	66,222	(334,512)	122,509
Income tax (provision) benefit	36,970	(17,738)	78,409	(28,574)
Net income (loss)	$(108,544)	$48,484	$(256,103)	$93,935

Basic net income (loss) per common share	$(0.96)	$0.43	$(2.26)	$0.83
Weighted average basic shares outstanding	113,257	113,318	113,482	113,329

Diluted net income (loss) per common share	$(0.96)	$0.43	$(2.26)	$0.83
Weighted average diluted shares outstanding	113,257	113,795	113,482	113,832

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
Total Revenues by Reportable Segment
Las Vegas Locals	$48,691	$220,948	$229,455	$443,798
Downtown Las Vegas	4,664	64,466	58,777	127,492
Midwest & South	156,504	560,718	602,152	1,102,130
Total revenues	$209,859	$846,132	$890,384	$1,673,420

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$2,858	$71,449	$49,620	$145,683
Downtown Las Vegas	(7,220)	15,902	2,736	30,927
Midwest & South	32,655	165,064	138,484	321,535
Property Adjusted EBITDAR	28,293	252,415	190,840	498,145
Corporate expense, net of share-based compensation expense (a)	(12,171)	(19,819)	(30,285)	(42,524)
Adjusted EBITDAR	16,122	232,596	160,555	455,621
Master lease rent expense (b)	(25,413)	(24,431)	(50,078)	(48,393)
Adjusted EBITDA	(9,291)	208,165	110,477	407,228

Other operating costs and expenses
Deferred rent	227	244	449	489
Depreciation and amortization	69,213	68,051	136,178	135,304
Share-based compensation expense	2,693	8,158	10,884	17,867
Project development, preopening and writedowns	3,825	4,915	7,333	8,946
Impairment of assets	—	—	171,100	—
Other operating items, net	1,099	105	8,642	304
Total other operating costs and expenses	77,057	81,473	334,586	162,910
Operating income (loss)	(86,348)	126,692	(224,109)	244,318
Other expense (income)
Interest income	(569)	(816)	(1,008)	(922)
Interest expense, net of amounts capitalized	59,208	61,233	111,053	122,563
Loss on early extinguishments and modifications of debt	412	508	587	508
Other, net	115	(455)	(229)	(340)
Total other expense, net	59,166	60,470	110,403	121,809
Income (loss) before income taxes	(145,514)	66,222	(334,512)	122,509
Income tax (provision) benefit	36,970	(17,738)	78,409	(28,574)
Net income (loss)	$(108,544)	$48,484	$(256,103)	$93,935

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
Corporate expense as reported on Condensed Consolidated Statements of Operations	$13,963	$26,913	$38,921	$58,090
Corporate share-based compensation expense	(1,792)	(7,094)	(8,636)	(15,566)
Corporate expense, net, as reported on the above table	$12,171	$19,819	$30,285	$42,524

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Net income (loss)	$(108,544)	$48,484	$(256,103)	$93,935
Pretax adjustments:
Project development, preopening and writedowns	3,825	4,915	7,333	8,946
Impairment of assets	—	—	171,100	—
Other operating items, net	1,099	105	8,642	304
Loss on early extinguishments and modifications of debt	412	508	587	508
Other, net	115	(455)	(229)	(340)
Total adjustments	5,451	5,073	187,433	9,418

Income tax effect for above adjustments	(623)	(1,057)	(44,792)	(1,990)
Impact of tax valuation allowance	(6,824)	—	568	—
Adjusted earnings (loss)	$(110,540)	$52,500	$(112,894)	$101,363

Net income (loss) per share, diluted	$(0.96)	$0.43	$(2.26)	$0.83
Pretax adjustments:
Project development, preopening and writedowns	0.04	0.04	0.06	0.08
Impairment of assets	—	—	1.51	—
Other operating items, net	0.01	—	0.08	—
Loss on early extinguishments and modifications of debt	—	—	0.01	—
Other, net	—	—	—	—
Total adjustments	0.05	0.04	1.66	0.08

Income tax effect for above adjustments	(0.01)	(0.01)	(0.39)	(0.02)
Impact of tax valuation allowance	(0.06)	—	—	—
Adjusted earnings (loss) per share, diluted	$(0.98)	$0.46	$(0.99)	$0.89

Weighted average diluted shares outstanding	113,257	113,795	113,482	113,832

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.  We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, and other non-recurring adjustments, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance.  In addition, forward-looking statements in this press release include statements regarding the impacts of COVID-19 on the Company, future operating trends at the Company’s properties following reopening, continuing cost efficiencies and margin improvements, and the Company’s future digital gaming initiatives, including development of the Stardust brand.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the ongoing uncertainty about COVID-19, its duration and impact, the possibility of future closures and length of closures of the Company’s properties, negative perceptions of visiting properties that have large groups of people, the cost to comply with any mandated health requirements associated with the virus, the extent of consumer demand upon re-opening, the negative effects on the Company’s workforce, suppliers, contractors and other partners, as well as the impact on the customer experience of necessary health and safety measures implemented at the direction of State and local governments and gaming regulators.  Risks also include fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading sports-betting and iGaming operator.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.